Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES STRONG FIRST QUARTER 2024 RESULTS

Houston, May 7, 2024 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean fueling, production, storage, and last mile delivery solutions for many of the world’s most recognized, high-performance brands, today announced financial results for the first quarter ended March 31, 2024.

FIRST QUARTER PERFORMANCE HIGHLIGHTS

●	Strong demand led to an 8% increase in LNG volumes delivered and $1.5 million of net income, an increase of 36% on a year-over-year basis
●	$3.9 million of cash flow from operations, an increase of $3.8 million on a year-over-year basis
●	$12.6 million of cash and availability under our credit agreements and trailing twelve-month net leverage ratio of 0.1x as of March 31, 2024

MANAGEMENT COMMENTARY

“We delivered a strong first quarter performance, highlighted by new commercial wins and strong operational execution,” stated Westy Ballard, President and Chief Executive Officer. "Our first quarter results benefited from customary seasonality in the northeast, and high utilization of our liquefaction capacity, resulting in improved fixed cost absorption and margin realization.”

“In recent months, we’ve announced a transformational marine bunkering supply contract, extended an agreement with a major power generation customer, and continued to expand our presence as a leading fuel supplier to the commercial space launch industry,” stated Ballard. “We continue to prioritize long-term contractual relationships that provide the opportunity for higher-value, recurring revenue streams, consistent with our focus on profitable growth and we anticipate our owned production capacity to be fully utilized through 2025.”

STRATEGIC AND OPERATIONAL UPDATE

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Strong balance sheet and solid liquidity profile.  Over the past 24 months, the Company has successfully transitioned its business model toward firm, longer-term customer relationships to drive higher utilization from its asset base and more predictable cash flows. These efforts have resulted in $12.6 million of cash and available liquidity under credit agreements and trailing twelve-month net leverage ratio of 0.1x as of March 31, 2024, while making significant discretionary capital investments for strategic growth.

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Leverage proven operations capabilities and contract awards to capitalize on significant demand growth for LNG as marine bunker fuel. The first quarter 2024 was Stabilis’ first full quarter of LNG fueling operations and related services for Carnival Corporation and marks the first ever LNG bunkering operation in Galveston, Texas. Looking ahead, Stabilis continues to focus on rapidly expanding its bunkering operations directly to the waterfront of strategic ports across the continental U.S. These efforts will be supported by Stabilis’ unique and robust inland LNG supply chain and the Company’s extensive experience in developing, constructing, and commissioning new liquefaction plants, which significantly de-risk greenfield expansion activities. Additionally, Stabilis’ inland LNG supply chain allows for the execution of new bunkering contracts, and the supplementation of LNG deliveries should there be a surge in demand. The Company remains in advanced discussions with several potential marine customers currently seeking LNG as a lower cost, cleaner burning bunker fuel alternative.

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Capitalize on multi-year investment cycle in infrastructure and electrification, supported by rising demand for data centers, cloud computing, and emerging technologies, giving rise to increased demand for behind-the-meter power generation solutions. Stabilis’ recently announced 14-month contract extension solidifies its position as a leading clean fuel solutions provider for behind-the-meter energy installations. This sector generated 25% of Stabilis 2023 revenues and the Company expects this opportunity to accelerate as domestic energy demand continues to grow over the next decade.

FIRST QUARTER CONFERENCE CALL AND WEBCAST

Stabilis will host a conference call on Wednesday May 8, 2024, at 9:00 am ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	800-245-3047
International Live:	203-518-9783
Conference ID:	SLNGQ124

To listen to a replay of the teleconference, which will be available through May 15, 2024:

Domestic Live:	800-839-2459
International Live:	402-220-7218

ABOUT STABILIS SOLUTIONS

Stabilis Solutions, Inc. is a leading provider of clean fueling, production, storage, and last mile delivery solutions to many of the world’s most recognized, high-performance brands. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2024 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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Investor Contact:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Revenues:
Revenues	$19,770	$18,049	$26,842
Operating expenses:
Cost of revenues	13,514	12,008	20,270
Change in unrealized (gain) loss on natural gas derivatives	(252)	(219)	169
Selling, general and administrative expenses	3,456	3,469	3,379
Gain from disposal of fixed assets	(127)	(221)	—
Depreciation expense	1,800	1,872	2,011
Total operating expenses	18,391	16,909	25,829
Income from operations before equity income	1,379	1,140	1,013
Net equity income from foreign joint venture operations:
Income from equity investment in foreign joint venture	247	431	393
Foreign joint venture operating related expenses	(50)	(54)	(48)
Net equity income from foreign joint venture operations	197	377	345
Income from operations	1,576	1,517	1,358
Other income (expense):
Interest income (expense), net	(4)	(19)	(150)
Interest (expense), net - related parties	—	(7)	(32)
Other (expense), net	(21)	(49)	(84)
Total other income (expense)	(25)	(75)	(266)
Net income before income tax expense	1,551	1,442	1,092
Income tax expense	82	20	8
Net income	$1,469	$1,422	$1,084

Net income per common share:
Basic net income per common share	$0.08	$0.08	$0.06
Diluted net income per common share	$0.08	$0.08	$0.06

EBITDA	$3,355	$3,340	$3,285
Adjusted EBITDA	$3,103	$2,900	$3,454

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$8,286	$5,374
Accounts receivable, net	5,620	7,752
Inventories, net	137	169
Prepaid expenses and other current assets	1,442	1,677
Total current assets	15,485	14,972
Property, plant and equipment:
Cost	111,435	110,646
Less accumulated depreciation	(62,819)	(61,167)
Property, plant and equipment, net	48,616	49,479
Goodwill	4,314	4,314
Investments in foreign joint ventures	11,780	12,009
Right-of-use assets and other noncurrent assets	452	525
Total assets	$80,647	$81,299
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,811	$5,707
Accrued liabilities	2,432	4,166
Current portion of long-term notes payable	1,657	1,682
Current portion of finance and operating lease obligations	112	164
Total current liabilities	10,012	11,719
Long-term notes payable, net of current portion and debt issuance costs	7,446	7,747
Long-term portion of finance and operating lease obligations	—	21
Total liabilities	17,458	19,487
Commitments and contingencies
Stockholders’ Equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,585,014 and 18,573,391 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	19	19
Additional paid-in capital	102,431	102,057
Accumulated other comprehensive loss	(484)	(18)
Accumulated deficit	(38,777)	(40,246)
Total stockholders’ equity	63,189	61,812
Total liabilities and stockholders’ equity	$80,647	$81,299

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Cash flows from operating activities:
Net income from operations	$1,469	$1,422	$1,084
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	1,800	1,872	2,011
Stock-based compensation expense	383	387	589
Bad debt expense	168	-	-
Gain from disposal of assets	(127)	(221)	-
Income from equity investment in joint venture	(247)	(431)	(393)
Realized and unrealized losses on natural gas derivatives, net	-	32	421
Distributions from equity investment in joint venture	-	412	-
Changes in operating assets and liabilities:
Accounts receivable	1,964	(1,617)	2,044
Prepaid expenses and other current assets	235	554	507
Accounts payable and accrued liabilities	(1,812)	(1,084)	(6,361)
Other	96	6	191
Net cash provided by operating activities	3,929	1,332	93
Cash flows from investing activities:
Acquisition of fixed assets	(873)	(1,270)	(3,727)
Proceeds from sale of assets	207	1,255	—
Proceeds from sale of Brazil operations	—	87	—
Net cash provided by (used in) investing activities	(666)	72	(3,727)
Cash flows from financing activities:
Payments on short- and long-term notes payable	(346)	(319)	(365)
Payments on notes payable from related parties	—	(622)	(596)
Employee tax payments from restricted stock withholdings	(9)	—	—
Net cash used in financing activities	(355)	(941)	(961)
Effect of exchange rate changes on cash	4	(3)	5
Net increase (decrease) in cash and cash equivalents	2,912	460	(4,590)
Cash and cash equivalents, beginning of period	5,374	4,914	11,451
Cash and cash equivalents, end of period	$8,286	$5,374	$6,861

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net income	$1,469	$1,422	$1,084
Depreciation	1,800	1,872	2,011
Interest expense, net	4	26	182
Income tax expense	82	20	8
EBITDA	3,355	3,340	3,285
Special items*	(252)	(440)	169
Adjusted EBITDA	$3,103	$2,900	$3,454

*

Special items for the three months ended March 31, 2024 consist of the subtraction of an unrealized (gain) related to natural gas derivatives of $0.3 million. Special items for the three months ended March 31, 2023 consist of an addback for an unrealized loss on natural gas derivatives of $0.2 million.  Special items for the three months ended December 31, 2023 consist of the subtraction of an unrealized (gain) on natural gas derivatives of $0.2 and a $0.2 million gain on disposition of assets.

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